As filed with the Securities and Exchange Commission on September 11, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PGT INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0634715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1070 Technology Drive North Venice, Florida 34275 (941) 480-1600	Brad West Senior Vice President and Chief Financial Officer 1070 Technology Drive North Venice, Florida 34275 (941) 480-1600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Joel T. May

J. Eric Maki

Jones Day

1420 Peachtree Street, N.E.

Suite 800

Atlanta, Georgia 30309-3053

(404) 581-3939

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, subject to market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.01 per share

(1)

An indeterminate amount of common stock to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act and is omitting this information in reliance on Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS

PGT INNOVATIONS, INC.

Common Stock

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under a “shelf” registration process. Under this process, we may sell, at any time and from time to time, in one or more offerings, our common stock, par value $0.01 per share, described in this prospectus. This prospectus provides you with a general description of our common stock that we may offer. Each time we offer or sell shares of our common stock registered under this process, we will file with the SEC a prospectus supplement that will contain specific information about the terms of the offering of such common stock. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference,” carefully before deciding whether to invest in our common stock. This prospectus may not be used to make offers or sales of our common stock unless accompanied by a prospectus supplement.

Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “PGTI.” On September 10, 2018, the closing price of our common stock on the NYSE was $26.20 per share.

We have not authorized anyone to provide you with information that is different from, or additional to, the information provided in this prospectus or any later prospectus supplement. We are not making an offer to sell securities in any state or country where the offer is not permitted.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus and in any applicable prospectus supplement before deciding to invest in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 11, 2018.

-i-

PGT INNOVATIONS, INC.

We manufacture complete lines of high-end, luxury, premium, and mass-custom fully customizable aluminum and vinyl windows and doors and porch enclosure products targeting both the residential new construction and repair and remodeling end markets. All our products carry one of our three brand names, and our consumer-oriented products carry an additional, trademarked product name. PGT’s products carry the PGT® Custom Windows & Doors brand and carry the trademarked product names of WinGuard, WinGuard Vinyl, EnergyVue, and Eze-Breeze. CGI’s products carry the CGI® brand and carry the trademarked product names of Estate Collection, Sentinel by CGI, Estate Entrances, Commercial Series and Targa by CGI. Also, under CGI, CGI Commercial sells PGTI’s commercial storefront system. WinDoor’s products carry the WinDoor® brand and carry various product names, including its 3000 and 4000 Series aluminum windows, its 6000, 7000 and 8000 Series aluminum sliding glass doors, and its 9000 Series thermally broken windows and doors.

On August 13, 2018, we completed the acquisition (the “Western Window Systems Acquisition”) of GEF WW Parent LLC, a Delaware limited liability company (“GEF WW”) and its subsidiaries (collectively, “Western Window Systems”) pursuant to that certain Purchase Agreement, dated as of July 24, 2018, by and among the Company, Coyote Acquisition Co., GEF WW, WWS Blocker LLC, various entities that collectively owned all the equity interests of GEF WW and a seller representative. Headquartered in Phoenix, Arizona, Western Window Systems designs and manufactures award winning contemporary door and window systems that unify indoor/outdoor living for the residential, commercial and multi-family markets.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “PGTI,” “we,” “us” and “our” are to PGT Innovations, Inc. and its subsidiaries.

We are a Delaware corporation. Our principal executive offices are located at 1070 Technology Drive, North Venice, Florida 34275, and our telephone number is (941) 480-1600.

RISK FACTORS

Before deciding whether to invest in any of our common stock, in addition to the other information included or incorporated by reference in this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the heading “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 30, 2017 and under the heading “Part II—Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, each of which is incorporated herein by reference. These risk factors may be amended, supplemented or superseded from time to time by:

•	risk factors contained in other periodic reports or information that we file with the SEC, which will be subsequently incorporated herein by reference;

•	any prospectus supplement accompanying this prospectus; or

•	a post-effective amendment to the registration statement of which this prospectus forms a part.

In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. See “Forward-Looking Statements”, “Where You Can Find More Information” and “Incorporation by Reference”.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), Section 27A of the Securities Act of 1933 (the “Securities Act”) and the Private Securities Litigation Reform Act of 1995. For those statements we claim the protection of the safe harbor provisions for forward-looking statements contained in such section. Forward-looking statements are not statements of historical facts but are based on management’s current beliefs, assumptions and expectations regarding our future performance, taking into account the information currently available to management. Forward-looking statements usually can be identified by the use of words such as “goal”, “objective”, “plan”, “expect”, “anticipate”, “intend”, “project”, “believe”, “estimate”, “may”, “could”, “will”, “should”, “would”, or other words of similar meaning. In addition, any statements that refer to projections of financial items, anticipated growth, future growth and revenues, future economic conditions and performance, plans, objectives and strategies for future operations, expectations, or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events, results, circumstances or aspirations. We may also make forward-looking statements in our other documents filed or furnished with the SEC and in oral presentations. Forward-looking statements are based on assumptions and by their nature are subject to risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to:

•

our ability to successfully integrate the Western Window Systems operations into our existing operations and the diversion of management’s attention from ongoing business and regular business responsibilities to effect such integration;

•	the effects of increased expenses or unanticipated liabilities incurred as a result of or due to activities related to, the Western Window Systems Acquisition;

•

the risk that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits from the Western Window Systems Acquisition may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates;

•	disruption from the Western Window Systems Acquisition making it more difficult to maintain relationships with customers or suppliers of Western Window Systems;

•	our level of indebtedness, which increased in connection with the Western Window Systems Acquisition;

•

adverse changes in new home starts and home repair and remodeling trends, especially in the state of Florida, where the substantial portion of our sales are currently generated and are expected to continue to be generated, and in the western United States, where the substantial portion of sales of the Western Window Systems operations are generated, and in the U.S. generally;

•

macroeconomic conditions in Florida, where the substantial portion of our sales are generated, and in California, Texas, Arizona, Nevada, Colorado, Oregon, Washington and Hawaii, where the substantial portion of the sales of Western Window Systems operations are generated, and in the U.S. generally;

•	raw material prices, especially for aluminum, glass and vinyl, including, price increases due to the implementation of tariffs and other trade-related restrictions;

•	our dependence on a limited number of suppliers for certain of our key materials;

•	sales fluctuations to and changes in our relationships with key customers;

•

in addition to the Western Window Systems Acquisition, our ability to successfully integrate businesses we may acquire, or that any business we acquire may not perform as we expected at the time we acquired it;

•	increases in transportation costs, including due to fuel prices;

•	our dependence on our impact-resistant product lines and contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products;

•	product liability and warranty claims brought against us;

•	federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations;

•	our dependence on our limited number of geographically concentrated manufacturing facilities;

•

risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by “hackers” and theft of data and information from our systems, and the risks that our information technology systems do not function as intended or experience temporary or long-term failures to perform as intended; and

•	the other risks and uncertainties discussed in this registration statement, any applicable prospectus supplement and in our other filings with the SEC.

Statements in this registration statement that are forward-looking statements include, without limitation, our expectations regarding: (1) demand for our products going forward; (2) the benefits expected from the heightened awareness of impact-resistant window and door products resulting from Hurricane Irma and our post-Irma advertising; (3) our ability to capture a meaningful share of any increased demand for impact-resistant products; (4) our financial and operational performance for our 2018 fiscal year; (5) new housing starts and housing market conditions in 2018 and beyond, especially with respect to the State of Florida and the states in the Western U.S. where most of the products of the Western Window Systems operations are sold; (6) the breadth and innovativeness of our product offerings, and their attractiveness to consumers; (7) the ability of our management team and employees to execute our strategy; (8) our ability to deleverage our debt position; and (9) the realization of the expected benefits of the Western Window Systems Acquisition, including the ability to sell products of the Western Window Systems operations profitably in the near term or at all in the repair and remodel market and in PGT Innovations’ core markets, and the ability to sell PGT Innovations’ products in Western Window Systems’ core markets profitably or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. Except as required by law, we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of such filings that are furnished rather than filed under applicable SEC rules), until our offering is completed:

•

our Annual Report on Form 10-K (including the portions of our Definitive Proxy Statement for our 2018 Annual Meeting of Stockholders filed with the SEC on April 20, 2018 and incorporated by reference therein) for the fiscal year ended December 30, 2017 filed with the SEC on March 14, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed with the SEC on May 8, 2018 and July 30, 2018, respectively;

•

the description of our common stock contained in the Registration Statement on Form 8-A, which incorporates by reference the Description of Capital Stock on Form S-3, filed with the SEC on March 22, 2013, including any amendments and reports filed for the purpose of updating such description; and

•

our Current Reports on Form 8-K filed with the SEC on March 20, 2018, May 21, 2018, May 24, 2018, July 24, 2018, July 31, 2018, August 3, 2018 and August 13, 2018 and on Form 8-K/A filed with the SEC on September 11, 2018.

You may request a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus at no cost by writing to or telephoning us at the following address:

PGT Innovations, Inc.

1070 Technology Drive

North Venice, Florida 34275

Telephone: (941) 480-1600

Attention: Office of Investor Relations

We maintain an Internet site at http://www.pgtinnovations.com which contains information concerning PGTI and its subsidiaries. The information contained at our Internet site is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of our common stock offered under this prospectus for general corporate purposes, which may include additions to working capital, refinancing or repaying existing indebtedness, capital expenditures and possible acquisitions. We have not allocated a specific portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of our common stock offered under this prospectus will be described in the prospectus supplement for the offering of such common stock.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, of which 53,578,358 shares were issued and 50,914,909 shares were outstanding as of August 31, 2018, and 10,000,000 shares of preferred stock, par value $0.01 per share, none of which were issued and outstanding as of such date.

The following is a description of our capital stock and material provisions of our certificate of incorporation, bylaws and certain provisions of applicable law. The following is only a summary and is qualified by the provisions of our certificate of incorporation, bylaws and the amended and restated security holders’ agreement, copies of which are included as exhibits to the registration statement of which this prospectus forms a part. All material provisions of such documents are described below.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting rights. Each outstanding share of common stock entitles its holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. There are no cumulative voting rights. Directors must be elected by a plurality of votes cast. Generally, all other matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock present or represented by proxy.

Dividends. Holders of common stock are entitled to receive dividends as, when and if dividends are declared by our board of directors out of assets legally available for the payment of dividends.

Liquidation. In the event of a liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment of our liabilities and obligations to creditors, our remaining assets will be distributed ratably among the holders of shares of common stock on a per share basis. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we will need to pay the applicable distribution to the holders of our preferred stock before distributions are paid to the holders of our common stock.

Rights and preferences. Our common stock has no preemptive, redemption, conversion, sinking fund, or subscription rights. The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Listing

Our common stock is listed on the NYSE under the trading symbol “PGTI.”

Preferred Stock

Our amended and restated certificate of incorporation provides that the board of directors has the authority, without action by the stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences, and privileges of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any class or series, which may be greater than the rights of the holders of our common stock. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring, or preventing a change in control. We have no present plans to issue any shares of preferred stock.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and that may have the effect of delaying, deferring, or preventing a future takeover or change in control of PGTI unless the takeover or change in control is approved by our board of directors. These provisions include the following:

Staggered Board of Directors. Our amended and restated certificate of incorporation provides for a staggered board of directors, divided into three classes, with our stockholders electing one class each year. Between stockholders’ meetings, the board of directors will be able to appoint new directors to fill vacancies or newly created directorships so that no more than the number of directors in any given class could be replaced each year and it would take three successive annual meetings to replace all directors.

Elimination of stockholder action through written consent. Our amended and restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Elimination of the ability to call special meetings. Our amended and restated certificate of incorporation provides that, except as otherwise required by law, special meetings of our stockholders can only be called pursuant to a resolution adopted by a majority of our board of directors, a committee of the board of directors that has been duly designated by the board of directors and whose powers and authority include the power to call such meetings, or by our chief executive officer or the chairman of our board of directors. Stockholders are not permitted to call a special meeting or to require our board to call a special meeting.

Advance notice procedures for stockholder proposals. Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board. Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting.

Removal of Directors; Board of Directors Vacancies. Our certificate of incorporation and bylaws provide that members of our board of directors may not be removed without cause. Our bylaws further provide that only our board of directors may fill vacant directorships, except in limited circumstances. These provisions would prevent a stockholder from gaining control of our board of directors by removing incumbent directors and filling the resulting vacancies with such stockholder’s own nominees.

Amendment of certificate of incorporation and bylaws. The General Corporation Law of the State of Delaware, or DGCL, provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend or repeal a corporation’s certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation generally requires the approval of the holders of at least two-thirds of the voting power of the issued and outstanding shares of our capital stock entitled to vote in connection with the election of directors to amend any provisions of our certificate of incorporation described in this section. Our certificate of incorporation and bylaws provide that the holders of at least two-thirds of the voting power of the issued and outstanding shares of our capital stock entitled to vote in connection with the election of directors have the power to amend or repeal our bylaws. In addition, our certificate of incorporation grants our board of directors the authority to amend and repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our certificate of incorporation.

The foregoing provisions of our amended and restated certificate of incorporation and amended and restated bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

A summary of certain U.S. federal income tax consequences to persons investing in our common stock offered by this prospectus may be set forth in an applicable prospectus supplement. The summary will be prepared for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any acquisition of securities.

PLAN OF DISTRIBUTION

We may sell our common stock:

•	through underwriters;

•	through agents;

•	directly to one or more purchasers;

•	any combination of these; or

•	through any other method described in the applicable prospectus supplement.

The distribution of our common stock may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on any organized market where our common stock may be traded;

•	purchases by a dealer as principal and resale by the dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and

•	in any other manner described in the applicable prospectus supplement.

We may distribute our common stock from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices;

•	negotiated prices; or

•	prices determined according to the process described in the applicable prospectus supplement.

The prospectus supplement will describe the terms of the offering of our common stock, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, our common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our common stock may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase common stock will be subject to conditions precedent and the underwriters will be obligated to purchase all our common stock if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers are used in the sale, we will sell our common stock to the dealers as principals. The dealers may resell our common stock to the public at prices determined by the dealers at the time of the resale.

We may sell our common stock directly or through agents we designate from time to time. Any agent involved in the offer or sale of our common stock in respect of which this prospectus is delivered will be named, and any commissions payable by us to that agent, will be described in the prospectus supplement.

The names of the underwriters, dealers or agents, as the case may be, and the terms of the transaction will be set forth in the applicable prospectus supplement.

Agents, dealers and underwriters may be entitled to indemnification by us against civil liabilities arising out of this prospectus, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make relating to those liabilities. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Our common stock will be approved for listing upon notice of issuance on the NYSE. No assurances can be given that there will be a market for our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered common stock. If any such activities will occur, they will be described in the applicable prospectus supplement.

LEGAL MATTERS

Legal matters in connection with our common stock will be passed upon for PGTI by Jones Day and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of PGT Innovations, Inc. and its subsidiaries as of December 30, 2017 and December 31, 2016 and for each of the years in the three-year period ended December 30, 2017 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 30, 2017 have been incorporated by reference in this Prospectus in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference, and upon the authority of the said firm as experts in accounting and auditing.

The consolidated financial statements of Western Window Systems and its subsidiaries as of and for December 31, 2017, 2016 and 2015 have been incorporated by reference in this Prospectus in reliance upon the reports of RSM US LLP, independent auditor of Western Window Systems and its subsidiaries, incorporated by reference, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses (other than underwriting amounts and commissions) in connection with the issuance and distribution of common stock being registered hereby.

SEC registration fee	*
Accountants’ fees and expenses	(1)
Legal fees and expenses	(1)
Printing	(1)
Miscellaneous	(1)

TOTAL	(1)

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for our common stock offered by this prospectus.
(1)	These fees are calculated based on the common stock offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. PGTI’s amended and restated certificate of incorporation and amended and restated bylaws contain a provision which eliminates directors’ personal liability as set forth above.

PGTI’s amended and restated certificate of incorporation and amended and restated bylaws provide in effect that PGTI shall indemnify its directors and officers to the extent permitted by the Delaware law. Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 further provides that to the extent that a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

PGTI has in effect insurance policies for general officers’ and directors’ liability insurance covering all of PGTI’s officers and directors.

Item 16. Exhibits

The exhibits filed herewith are set forth on the Index to Exhibits filed as a part of this registration statement.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Index	Exhibit

1.1*	Form of Underwriting Agreement.

4.1	Form of Specimen Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement of PGTI on Form S-1, filed with the Securities and Exchange Commission on May 26, 2006, Registration No. 333-132365).

5.1**	Opinion of Jones Day.

23.1	Consent of Jones Day (contained in their opinion filed as Exhibit 5.1).

23.2**	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3**	Consent of RSM US LLP, Independent Public Accounting Firm.

24.1	Powers of attorney (set forth on the signature page of this Registration Statement).

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Venice, State of Florida, on September 11, 2018.

PGT INNOVATIONS, INC. (Registrant)

By:	/s/ Bradley West
Bradley West
Senior Vice President and Chief Financial Officer

Each person whose signature appears below appoints Jeffrey T. Jackson or Brad West, or any one of them, as such person’s true and lawful attorneys to execute in the name of each such person, and to file, any post-effective amendments to this registration statement that any of such attorneys shall deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this registration statement, which amendments may make such changes in such registration statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the registrant made in connection with this registration statement, and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on September 11, 2018.

Signature	Title

/s/ Rodney Hershberger	Chairman of the Board of Directors
Rodney Hershberger

/s/ Jeffrey T. Jackson	President and Chief Executive Officer (Principal Executive Officer) and Director
Jeffrey T. Jackson

/s/ Bradley West	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Bradley West

/s/ Alexander R. Castaldi	Director
Alexander R. Castaldi

/s/ Richard D. Feintuch	Director
Richard D. Feintuch

/s/ M. Joseph McHugh	Director
M. Joseph McHugh

/s/ Floyd F. Sherman	Director
Floyd F. Sherman

Signature	Title

/s/ Brett N. Milgrim	Director
Brett N. Milgrim

/s/ William J. Morgan	Director
William J. Morgan

/s/ Sheree L. Bargabos	Director
Sheree L. Bargabos